Exhibit 23.1

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.maddoxungar.com

April 14, 2009

To the Board of Directors of

Propell Corporation

Greenbrae, California

Consent of Independent Registered Public Accounting Firm

Maddox Ungar Silberstein, PLLC, hereby consents to the use in the Form 10-K, Annual Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934, filed by Propell Corporation of 1) our report dated February 28, 2009, relating to the consolidated financial statements of Propell Corporation, a Delaware Corporation, for the year ending December 31, 2008, and 2) our reports dated February 29, 2008 and March 29, 2009, relating to the financial statements of Mountain Capital, LLC d/b/a Arrow Media Solutions, a New York State Limited Liability Company, as of and for the periods ending  December 31, 2007 and May 5, 2008.

Sincerely,

 /s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC